UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2005
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-022962	22-3178468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14200 Shady Grove Road, Rockville, Maryland 20850-7464
(Address of principal executive offices) (ZIP Code)
Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On September 21, 2005, the Compensation Committee of the Board of Directors of Human Genome Sciences, Inc. (the “Company”) approved resolutions increasing the base salary of each of Dr. David C. Stump, the Company’s Executive Vice President, Drug Development; Steven C. Mayer, the Company’s Executive Vice President and Chief Financial Officer; and Dr. James H. Davis, the Company’s Executive Vice President and General Counsel. Effective August 15, 2005, Dr. Stump’s base salary has been increased to $430,000 per year. Effective September 19, 2005, Mr. Mayer’s and Dr. Davis’ base salaries have each been increased to $365,000 per year.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: September 26, 2005